Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 4, 2020 with respect to the audited consolidated financial statements of Opiant Pharmaceuticals, Inc. and its subsidiary for the years ended December 31, 2019 and 2018.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
January 11, 2021